The Growth Fund of Washington 10f-3 Report November 30, 1997

Portfolio Manager:                                Prabha S. Carpenter

Fund Net Assets at Beginning of Month:             $56,857,558.64
Fund Net Assets at End of Month:                       $59,001,144.36



Name of Issue                 Precision Auto Care, Inc.
Date of Purchase                   11/06/97
Number of Shares                     15,000
Price Per Share                              $9.00
Total $ Purchased                          $135,000.00
Total Commissions                           $5,250.00
Total Size of Underwriting                $21,992,400
Percentage of Underwriting Purchased         0.61%
Name of Selling Group Member        A.G. Edwards & Sons, Inc.
Type of Agreement                       Underwriter

Name of Issue                 Precision Auto Care, Inc.
Date of Purchase                   11/06/97
Number of Shares                     15,000
Price Per Share                              $9.00
Total $ Purchased                          $135,000.00
Total Commissions                           $5,250.00
Total Size of Underwriting                $21,992,400
Percentage of Underwriting Purchased         0.61%
Name of Selling Group Member  Ferris, Baker Watts & Sons, Inc.
Type of Agreement                       Underwriter
Check the following which apply to each transaction reported above (and discuss any exceptions):

Fund purchase was made prior to the end of the first full business day after the initial offering date (or the 4th day before termination, if a rights offering) X

Underwriting was a firm commitment.     X

Amount purchased is not more than 25% of the principal amount of the offering
X

Purchase was not made from a "Manager" or an affiliate of the "Manager".   X

Purchase was not part of a group sale, or otherwise allocated the "Manager" or
its affiliate's accounts.    X

The issuer of the securities purchased has been in continous operation for not
less than three years, including predecessors.    X

                                              Prabha S. Carpenter
"Manager" as defined under rule 10f-3         Signature of Person
                                              Preparing Report